Exhibit 10.1

June 7, 2022

Matthew Thomas

XXXXX

XXXXX

Re:	Interim CFO Letter Agreement

Dear Matt:

This letter agreement (“Agreement) sets forth the terms and conditions of your appointment as Interim Chief Financial Officer (“CFO”) of Power Solutions International, Inc. (“PSI” or the “Company”) reporting to the Chief Executive Officer (“CEO”) of PSI. The terms of this Agreement are in addition to the terms and conditions of your employment with PSI as Controller which shall remain in full force and effect and continue to govern your employment with the Company. The terms of this Agreement for your appointment to Interim CFO are stated below and once accepted by both parties shall be binding on you and the Company.

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Start date and term: You assumed the role of Interim CFO on April 3, 2022 (“Effective Date”) and will act as Interim CFO until such time as a successor CFO is appointed by the Board of Directors (hereinafter the “Term”). Notwithstanding the foregoing, your role as Interim CFO is an “at will” position, which can be terminated at any time by the Board of Directors.

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Duties: During the Term, you will serve as the Company’s Interim CFO, with overall responsibility for the day-to-day operations, business and affairs of the financial department and internal controls and such other duties as are normally commensurate with executive’s position in the industry of the Company or as otherwise directed by the CEO.

•	Compensation: During the Term, you will be paid as a bonus, in addition to your normal salary, $8,333.00 per month calculated at the end of the Term (the “Bonus Payment”).

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Subject to the approval of the Compensation Committee of the Board of Directors and approval by the Company’s stockholders of the 2012 Incentive Compensation Plan, as amended and restated (the “Stock Plan”), you shall be eligible to receive an award of 2,000 Stock Appreciation Rights (“SARs”) with a vesting period of one year from the grant date after the end of the Term, subject to your continued service with the Company through the vesting date (the “SARs Award”). The terms and conditions of the SARs Award will be detailed in a separately entered stock award agreement. The SARs Award shall be subject to the terms and conditions of the Stock Plan, when in effect, and legend restrictions as agreed by the Compensation Committee.

201 Mittel Drive, Wood Dale, IL 60191

1.630.350.9400 (Main) – 1.630.350.9900 (Fax) - www.psiengines.com

By signing in the places designated below, both parties agree to be bound by the terms and conditions of this Agreement.

Sincerely,

Signature:	/s/ Fabrizio Mozzi
Fabrizio Mozzi, Chairman of the Board

Accepted:	/s/ Matthew Thomas	Dated:	6/9/2022
Matthew Thomas

Accepted:	/s/ Fabrizio Mozzi	Dated:	6/9/2022
Fabrizio Mozzi, Chairman of the Board

201 Mittel Drive, Wood Dale, IL 60191

1.630.350.9400 (Main) – 1.630.350.9900 (Fax) - www.psiengines.com